NOVAVAX


FOR IMMEDIATE RELEASE

        COMPANY CONTACTS:                                      Nelson M. Sims
                                                              President & CEO
                                                              Dennis W. Genge
                                                      Chief Financial Officer
                                                                NOVAVAX, INC.
                                                                 301-854-3900

        COMMUNICATIONS CONTACTS:                    Alison Ziegler - General
                                                         Julie Tu - Investors
                                                                 212-445-8300
                                                       Cynthia Martin - Media
                                                                 312-640-6741
                                                    FINANCIAL RELATIONS BOARD


               NOVAVAX, INC. ANNOUNCES 2003 THIRD QUARTER RESULTS
    HIGHLIGHTS INCLUDE FDA APPROVAL OF ESTRASORB(TM), IMPROVED PRODUCT SALES
                           AND LOWER CASH UTILIZATION

COLUMBIA, MD, NOVEMBER 10, 2003 - NOVAVAX, INC. (NASDAQ: NVAX) today announced financial results for the third quarter ended September 30, 2003.

Total revenues for the third quarter of 2003 were $4.3 million compared to third quarter 2002 revenues of $2.3 million. Revenues for the third quarter included $3.6 million of product sales compared to $1.8 million of product sales in the prior year period, a 100% increase. Product sales increased across all of the Company's product lines. In particular, sales benefited from the introduction of the Company's two new prenatal vitamin products, as well as increased orders for AVC Cream, Nestabs and Gynodiol. Revenue from research and development contracts with the National Institutes of Health (NIH) and other government agencies increased 36.5% to $560,000 in the quarter from $410,000 in the third quarter of 2002. In addition to improved quarterly revenues, the Company announced the most significant event in its history, the FDA approval of ESTRASORB, its proprietary topical emulsion for estrogen therapy.

For the nine months ended September 30, 2003, total revenues were $7.7 million compared to total revenues of $12.5 million for the prior year period, a decline of $4.8 million. Product sales were $6.5 million in the period, a decline of $4.3 million. A decline in prenatal vitamin revenues year-over-year was due to the effects of competitive pressure from generics, aggressive sales promotions in the first half of 2002 and a higher than average volume of expired product returns as a result of those promotions. An AVC product line decline was also the result of sales promotions in 2002. Revenues year-to-date also included $1.0 million from research and development contracts and $212,000 in milestone and licensing fees.

Operating expenses for the three months ended September 30, 2003 were $7.2 million, a decrease of $1.6 million, or 18%, from $8.8 million in the 2002 period. Selling and marketing costs were $2.0 million compared to $2.7 million incurred for the same period in 2002, a decrease of 26%. The $700,000 year-over-year decline resulted from cost-cutting initiatives. General and administrative expenses in the quarter were $1.9 million compared to $1.6 million for the third quarter of 2002, an increase of 17%. This increase is due to lower than usual quarterly general and administrative costs in the third quarter of 2002, rather than increases in 2003. Research and development expenses were $2.6 million in the third quarter of 2003 compared to $3.7 million in the prior year period, a decrease of 30%. This decrease was due to reductions in clinical trial and NDA filing costs for ESTRASORB when compared to the prior year period.

                                     -MORE-


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NOVAVAX, INC. ANNOUNCES 2003 THIRD QUARTER RESULTS
PAGE 2

Operating expenses for the first nine months ended September 30, 2003 were $20.7 million, a decrease of $9.2 million, or 31%, from $30.0 million in the 2002 period resulting from the Company's planned reduction in spending and its preservation of capital in conjunction with the delayed approval of ESTRASORB. Selling and marketing expenses were $6.1 million compared to $10.6 million for the prior year period, a decrease of 43%. General and administrative expenses in the period were $5.6 million versus $6.7 million for the comparable period of 2002, a decrease of 16%. Research and development expenses were $7.7 million compared to $9.8 million in the prior year period, a decrease of $2.1 million, or 21%.

The net loss for the third quarter of 2003 was $3.4 million, or $0.11 per share, compared to a net loss of $6.9 million, or $0.28 per share, for the third quarter of 2002. The decrease in the net loss was primarily related to the reduction in operating expenses as well as the increase in revenue. Average shares outstanding for the quarter was 30.1 million compared to 24.7 million in 2002, primarily due to the February 2003 private placement of 4.75 million shares. The net loss for the first nine months of 2003 was $14.2 million, or $0.49 per share, compared to a net loss of $18.4 million, or $0.75 per share for the prior year period.

Nelson M. Sims, President and Chief Executive Officer of Novavax, stated, "This has been an exciting quarter for Novavax. Most important was the recent FDA approval of ESTRASORB, which marked the culmination of nine years of work on our proprietary micellar nanoparticle (MNP) drug delivery platform. With the launch slated for late in the first quarter of 2004, we are working hard to make sure everything from sales and marketing to manufacturing to financing is in place. An important step was the recent addition of Ford Lynch as Senior Vice President of Sales and Marketing and Howard Miller as Vice President of U.S. Sales to our sales and marketing team. We are delighted with the development of our management team and we are optimistic about our ability to successfully launch ESTRASORB, the first product in our proprietary MNP drug delivery platform.

"We were also pleased with our financial performance in the quarter. As expected, the launch of our two new prenatal vitamin products, NovaStart and NovaNatal, in addition to the reduced impact from prior product promotions resulted in sales improvement across all our product lines in the quarter.

"On the vaccine development front, Novavax continues to receive confirmation of the value of its technologies. During the quarter we were awarded a $19 million contract from the National Institute of Allergy and Infectious Diseases for the design and development of a new class of HIV vaccine candidates for preclinical and clinical studies. We were also named as part of a consortium led by the University of Alabama at Birmingham for another HIV grant. This makes two awards in two months for our HIV vaccine development program and represents a significant accomplishment for our virus-like particle (VLP) platform technology."

Mr. Sims concluded, "Since joining Novavax in August, I continue to be impressed by our progress utilizing our micellar nanoparticle technology. We are convinced that over the longer-term the platform can be utilized in a vast array of pharmaceutical applications. In the short term, our focus will be on ESTRASORB. We have been working diligently with our marketing partner King, who shares our excitement on the upcoming launch. We are fine-tuning market research, finalizing our marketing programs and preparing our joint sales forces. I believe we have all the elements in place for a successful launch of ESTRASORB. I look forward to updating you on our progress."

                                     -MORE-


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NOVAVAX, INC. ANNOUNCES 2003 THIRD QUARTER RESULTS
PAGE 3


Novavax will hold a conference call at 10:00 AM ET Tuesday, November 11, 2003 to discuss its financial results and continuing business plans. Interested parties are invited to listen to the call live over the Internet at www.novavax.com, www.fulldisclosure.com or by dialing 800-240-4186. International participants should call (303) 205-0033. For interested individuals unable to join the call, a replay will be available until November 18, 2003, by dialing 800-405-2236 or
(303) 590-3000, passcode 558758.

ABOUT NOVAVAX
Novavax, Inc. is a specialty pharmaceutical company engaged in the research, development and commercialization of proprietary products focused on women's health and infectious diseases. Novavax sells, markets, and distributes a line of prescription pharmaceuticals through its specialty sales force calling on obstetricians and gynecologists throughout the United States. Products include Nestabs(R), NovaStart(R) and NovaNatal(R), a line of prescription prenatal vitamins, Gynodiol(R) (estradiol tablets, USP), an oral form of estrogen therapy, AVC(TM) Cream (sulfanilamide vaginal cream) for vaginal bacterial infections and Analpram HC(R), a prescription corticosteroid and antipruritic product for hemorrhoids. Novavax's micellar nanoparticle technology involves the use of patented oil and water emulsions that it believes can be used as vehicles for the topical delivery of a wide variety of drugs and other therapeutic products, including hormones. In addition to ESTRASORB(TM), its topical emulsion for estrogen therapy, Novavax has several product candidates utilizing this technology in human clinical trials or in pre-clinical development, including ANDROSORB(TM), a topical testosterone emulsion that has completed two Phase I clinical trials. Novavax has other drug delivery technologies, such as its Novasome(R) and Sterisome(R) technologies that are being utilized to develop other products. Novasomes are used as adjuvants to enhance vaccine effectiveness. Sterisomes are being used for, among other things, subcutaneous injections that can deliver long-acting drug effects. In addition, Novavax conducts research and development on preventative and therapeutic vaccines and proteins for a variety of infectious diseases, including smallpox, HIV, SARS, West Nile, influenza and hepatitis viruses; and therapeutic immunotherapies for the prevention of stroke.

Statements made in this press release that state Novavax's or management's intentions, hopes, beliefs, expectations, or predictions of the future are forward-looking statements. Forward-looking statements include but are not limited to statements regarding product sales, future product development and related clinical trials and statements regarding future research and development. Novavax's actual results could differ materially from those projected in such forward-looking statements. Factors that could cause actual results to differ materially from those in the forward-looking statements include, among other things, the following: general economic and business conditions; competition; unexpected changes in technologies and technological advances; ability to commercialize and manufacture products; results of clinical studies; research and development activities; changes in, or failure to comply with, governmental regulations; and the ability to obtain adequate financing in the future. Additional information is contained in Novavax's SEC report on Form 10K for the year ended December 31, 2002 and Form 10Q for the quarter ended June 30, 2003, incorporated herein by reference. Statements made herein should be read in conjunction with Novavax's Forms 10K and 10Q. Copies of these filings may be obtained by contacting Novavax at 8320 Guilford Road, Columbia, MD 21046 Tel 301-854-3900 or the SEC.

                              - TABLES TO FOLLOW -


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NOVAVAX, INC. ANNOUNCES 2003 THIRD QUARTER RESULTS
PAGE 4


                         NOVAVAX, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                    (AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA)


                                                             THREE MONTHS ENDED                      NINE MONTHS ENDED
                                                               SEPTEMBER 30,                            SEPTEMBER 30,
                                                                          2002                                    2002
                                                       2003            (RESTATED)              2003            (RESTATED)
                                                 ------------------------------------   --------------------------------------
                                                                      (UNAUDITED)                              (UNAUDITED)
Revenues
Product sales                                  $      3,647           $      1,781            $      6,508    $     10,775
Contract research and development                       560                    410                   1,017             643
Milestone and licensing fees                             62                    137                     212           1,088
                                               ------------           ------------            ------------    ------------
Total revenues                                        4,269                  2,328                   7,737          12,506

Operating costs and expenses:
Cost of sales                                           761                    762                   1,384           2,828
Research and development                              2,554                  3,702                   7,713           9,848
Selling and marketing                                 2,003                  2,713                   6,073          10,637
General and administrative                            1,911                  1,629                   5,561           6,659
                                               ------------           ------------            ------------    ------------
Total operating expenses                              7,229                  8,806                  20,731          29,972
                                               ------------           ------------            ------------    ------------

Loss from operations                                 (2,960)                (6,478)                (12,994)        (17,466)
                                               ------------           ------------            ------------    ------------


Interest expense, net                                  (401)                  (375)                 (1,196)           (886)
                                               ------------           ------------            ------------    ------------

Net loss                                       $     (3,361)          $     (6,853)           $    (14,190)   $    (18,352)
                                               ============           ============            ============    ============


Basic and diluted loss per share                     $(0.11)          $      (0.28)           $      (0.49)   $      (0.75)
                                               ============           ============            ============    ============

Basic and diluted weighted average number of
common shares outstanding                        30,134,586             24,653,759              29,045,982      24,359,013
                                               ============           ============            ============    ============




SELECTED BALANCE SHEET DATA
                                                                      SEPTEMBER 30, 2003       DECEMBER 31, 2002
---------------------------------------------------------------------------------------------------------------------
                                                                            (Unaudited)
  Cash and cash equivalents                                                   $   6,045                $   3,005
  Total current assets                                                           10,247                    6,242
  Working capital                                                                 4,998                      378
  Total assets                                                                   61,563                   57,505
  Convertible notes                                                              40,000                   40,000
  Total stockholders' equity                                                     12,831                    8,073



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